(n)(1)(A)(i)

AMENDED SCHEDULE A

with respect to the

SECOND AMENDED AND RESTATED MULTIPLE CLASS PLAN

PURSUANT TO RULE 18f-3

for

VOYA INVESTORS TRUST

Classes
Series	Adviser	Institutional	R6	Service	Service 2
VY® BlackRock Inflation Protected Bond Portfolio	X	X	X	X	N/A
VY® Clarion Global Real Estate Portfolio	X	X	N/A	X	X
VY® Clarion Real Estate Portfolio	X	X	N/A	X	X
VY® FMR® Diversified Mid Cap Portfolio	X	X	N/A	X	X
VY® Franklin Income Portfolio	X	X	N/A	X	X
Voya Global Perspectives® Portfolio	X	X	N/A	X	N/A
Voya High Yield Portfolio	X	X	N/A	X	X
VY® Invesco Growth and Income Portfolio	X	X	X	X	X
VY® JPMorgan Emerging Markets Equity Portfolio	X	X	X	X	X
VY® JPMorgan Small Cap Core Equity Portfolio	X	X	X	X	X
Voya Large Cap Growth Portfolio	X	X	X	X	X
Voya Large Cap Value Portfolio	X	X	X	X	X
Voya Limited Maturity Bond Portfolio	X	X	N/A	X	N/A
Voya Liquid Assets Portfolio	N/A	X	N/A	X	X
VY® Morgan Stanley Global Franchise Portfolio	X	N/A	X	X	X
Voya Multi-Manager Large Cap Core Portfolio	X	X	X	X	N/A
Voya Retirement Conservative Portfolio	X	X	N/A	N/A	N/A
Voya Retirement Growth Portfolio	X	X	N/A	N/A	N/A
Voya Retirement Moderate Growth Portfolio	X	X	N/A	N/A	N/A
Voya Retirement Moderate Portfolio	X	X	N/A	N/A	N/A
VY® T. Rowe Price Capital Appreciation Portfolio	X	X	X	X	X
VY® T. Rowe Price Equity Income Portfolio	X	X	X	X	X
VY® T. Rowe Price International Stock Portfolio	X	X	X	X	N/A
VY® Templeton Global Growth Portfolio	X	X	X	X	X
Voya U.S. Stock Index Portfolio	X	X	N/A	X	X

Last Amended:  March 18, 2016, to reflect the addition of Class R6 shares for Voya Multi-Manager Large Cap Core Portfolio, VY® BlackRock Inflation Protected Bond Portfolio, VY® Invesco Growth and Income Portfolio, VY® JP Morgan Emerging Markets Equity Portfolio, VY® JP Morgan Small Cap Core Equity Portfolio, VY® Morgan Stanley Global Franchise Portfolio, VY® T. Rowe Price Capital Appreciation Portfolio, VY® T. Rowe Price Equity Income Portfolio, VY® T. Rowe Price International Stock Portfolio, and VY® Templeton Global Growth Portfolio.